  Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Sincerity Applied Materials Holdings Corp. (f/k/a Symbid Corp.), a Nevada corporation (the “Company” or “SAMHC”) of a minimum of $150,000 (the “Minimum Offering”) and a maximum of $500,000 (the “Maximum Offering”) of units of securities (the “Units”), at a purchase price of $10,000 per Unit (the “Purchase Price”). Each Unit consists of (i) one 12% Senior Secured Convertible Promissory Note with a term of 13 months in the face (principal) amount of $10,000, substantially in the form of Exhibit A hereto (the “Note”) and (ii) one warrant substantially in the form of Exhibit B hereto (the “Warrant”) exercisable for a period of five (5) years from issuance representing the right to purchase shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), at the exercise price and on the other terms set forth in the Warrant. The shares of Common Stock issuable upon exercise of the Warrant are hereinafter referred to as the “Warrant Shares”). Each Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price and on the other terms set forth in the Note. The repayment of the Note is secured by the assets of the Company, as set forth in the Security Agreement, substantially in the form of Exhibit C hereto. This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement and other Disclosure Materials (as defined below). The minimum subscription is $10,000. The Company may accept subscriptions for less than $10,000 in its sole discretion.

The Units, the Notes and the Warrants and upon conversion of the Notes and the exercise of the Warrants, the Conversion Shares and Warrant Shares, respectively, being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

The Units are being offered and sold in conjunction with an acquisition (the “Acquisition”) between the Company, Sincerity Australia Pty. Ltd., an Australian corporation (“Sincerity Australia”) and the sole shareholder/member of Sincerity Australia (the “Sincerity Shareholder”), and certain other transactions, on the terms and conditions described in the Acquisition Agreement among the Company, Sincerity Australia and the Sincerity Shareholder pursuant to which Sincerity Australia will become a wholly owned subsidiary of the Company, and all of the outstanding capital stock of Sincerity Australia will be exchanged for shares of the Company’s Common Stock (the “Acquisition Shares”).

The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit D hereto (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agrees to register under the Securities Act for resale the Conversion Shares, the Warrant Shares and the shares of Common Stock held by certain pre-Acquisition stockholders of the Company.

The initial closing of the Offering (the “Initial Closing,” and the date on which such Initial Closing occurs, hereinafter referred to as the “Initial Closing Date”), shall take place at the offices of CKR Law LLP, at 1330 Avenue of the Americas, New York, New York 10019. The Company may conduct one or more additional closings for a period of up to sixty (60) days following the Initial Closing Date. The Initial Closing and all subsequent closings are hereinafter referred to as a “Closing” and the date of all Closings are hereinafter referred to as a “Closing Date”.

The Initial Closing will not occur unless:

a. funds deposited in escrow as described in Section 2b below are equal to at least the Minimum Offering and corresponding documentation with respect to such amounts, have been delivered by the Purchaser and other “Purchasers” under Subscription Agreements of like tenor with this Agreement (collectively, the “Purchasers”) as described in Section 2a below;

b. the Acquisition is simultaneously effected; and

c. the other conditions set forth in Sections 8 and 9 shall have been satisfied.

The Term Sheet and any supplement or amendment thereto, and any disclosure schedule or other information document, delivered to the Purchaser prior to Purchaser’s execution of this Agreement, and any such document delivered to the Purchaser after Purchaser’s execution of this Agreement and prior to the Closing of the Purchaser’s subscription hereunder (including, without limitation, a substantially complete draft of the Current Report on Form 8-K describing the Acquisition, the Offering and the related transactions, including “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) within four Business Days after the Closing of the Acquisition and the Initial Closing of the Offering (the “Super 8-K”)), are collectively referred to as the “Disclosure Materials.” (“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.)

1. Subscription.  The undersigned Purchaser hereby subscribes to purchase the amount of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2. Subscription Procedure.  To complete a subscription for the Units, the Purchaser must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the Closing Date.

a. Subscription Documents.  On or before the Initial Closing Date or a subsequent Closing Date, as applicable, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement, the Registration Rights Agreement and the Security Agreement, Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), if applicable, additional forms and questionnaires distributed to the Purchaser and deliver the Subscription Documents and such additional forms and questionnaires to CKR Law LLP (“CKR”), at the address set forth under the caption “How to subscribe for Units in the private offering of SAMHC.” below. Executed documents may be delivered to CKR by facsimile or .pdf sent by electronic mail (e-mail), if the Purchaser delivers the original copies of the documents to CKR as soon as practicable thereafter.

b. Purchase Price.  Simultaneously with the delivery of the Subscription Documents to CKR as provided herein, and in any event on or prior to the Initial Closing Date or a subsequent Closing Date, as applicable, the Purchaser shall deliver to CKR, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement substantially in the form of Exhibit E hereto, among the Company and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of SAHMC” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly, without interest or offset, if this Agreement is not accepted by the Company or if the Offering is terminated pursuant to its terms prior to the Initial Closing.

c. Company Discretion.  The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3. Sales to be made through Company Officers. Sales of Units shall be made by officers of the Company. No sales commissions or other forms of remuneration shall be payable to Company officers in connection with the Offering.

4. Representations and Warranties of the Company.  Except as set forth in the Super 8-K, which disclosures (other than disclosures under “risk factors” or similar disclosures) qualify these representations and warranties in their entirety, the Company hereby represents and warrants to the Purchaser, as of the date hereof and on the Initial Closing Date after giving effect to the Acquisition (unless otherwise specified), the following:

a. Organization and Qualification.  The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its subsidiaries (in each case as described in the Super 8-K) taken as a whole (a “Material Adverse Effect”).

b. Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Security Agreement, the Notes, the Investor Warrants, the Acquisition Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Notes, the Warrants, the Conversion Shares, and the Warrant Shares in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units, Notes, Warrants, Conversion Shares and Warrant Shares have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Registration Rights Agreement, as such rights may be limited by state or federal laws or public policy underlying such laws.

c. Capitalization.  The authorized capital stock of the Company consists of 290,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Immediately before giving effect to the Acquisition and the Closing of the Offering, the Company will have 3,122,287 shares of Common Stock and no preferred stock issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Immediately after giving effect to the Acquisition and the Closing on $250,000, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 4c. After giving effect to the Acquisition: (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except for the Notes and Warrants, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than the Notes (iv) other than pursuant to the Registration Rights Agreement, there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units; and (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Units or the issuance and sale thereof. Upon request, the Company will make available to the Purchaser true and correct copies of the Company’s Articles of Incorporation, as in effect as of the Closing Date, and the Company’s By-laws, as in effect as of the Closing Date, and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Units, Notes and Warrants.  The Units, Notes and Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear of all taxes, liens and charges with respect to the issue thereof. The Conversion Shares and Warrant Shares (collectively, the “Underlying Shares”) have been duly authorized and reserved for issuance, and upon conversion of the Notes and exercise of the Warrants in accordance with their terms, including payment of the exercise price for the Warrants, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.

e. No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company or any subsidiary is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation of any term of or in default under its Articles of Incorporation or By-laws or any other constitutive documents. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

f. Absence of Litigation.  There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (for the avoidance of doubt, after giving effect to the Acquisition) and Sincerity Australia (both actual or knowledge that they would have had upon reasonable investigation).

g. Acknowledgment Regarding Purchaser’s Purchase of the Units. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Units.

h. No General Solicitation.  Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

i. No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units, Notes or Warrants under the Securities Act or cause this offering of Units to be integrated with prior offerings by the Company for purposes of the Securities Act.

j. Employee Relations.  Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

k. Intellectual Property Rights.  After giving effect to the Acquisition, the Company and each of its subsidiaries owns, possesses, or has rights to use, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ businesses as now conducted, except as such failure to own, possess or have such rights would not reasonably be expected to result in a Material Adverse Effect. Intellectual Property shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

l. Environmental Laws.

(i)
The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)
To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii)
The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect and (ii) are in compliance, in all material respects, with all terms and conditions of any such permits, licenses or approvals.

m. Authorizations; Regulatory Compliance.  The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business and all such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Authorization, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including such laws and regulations applicable to import and export, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any healthcare laws or Authorizations. Neither the Company nor any of its subsidiaries has received written notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any healthcare laws or Authorizations. The Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, safety alert, or other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

n. Title.  Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 4n, with respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o. No Material Adverse Effects, etc.  Neither the Company nor any subsidiary is subject to any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has had, or is reasonably expected in the future to have, a Material Adverse Effect. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or is reasonably expected to have a Material Adverse Effect.

p. Tax Status.  The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (except in any case in which the failure to so file would not have a Material Adverse Effect) and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply or as would not have a Material Adverse Effect. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q. Certain Transactions.  Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports in accordance with Item 404 or in the Super 8-K.

r. Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

s. Insurance.  The Company and its subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

t. SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 15(d) thereof (or that it would have been required to file by Section 15(d) of the Exchange Act if its duty to file thereunder had not been automatically suspended) (collectively, together with the Super 8-K, the “SEC Reports”) for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material). To the Company’s knowledge, the draft Super 8-K furnished to each Purchaser prior to the Closing will not materially deviate from the Super 8-K. The Super 8-K complies, and the other SEC Reports at the time they were filed complied, in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC thereunder. There are no contracts, agreements or other documents that are required to be described in the SEC Reports and/or to be filed as exhibits thereto that are not described, in all material respects, and/or filed as required. There has not been any material change or amendment to, or any waiver of any material right under, any such contract or agreement that has not been described in and/or filed as an exhibit to the SEC Reports.

u. Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

v. Material Changes.  Since the respective date of the latest balance sheet of the Company included in the SEC Reports and the latest balance sheet of Sincerity Australia included in the financial statements contained within the Super 8-K, except as specifically disclosed in the SEC Reports or the Super 8-K, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or Sincerity Australia, (ii) there have not been any changes in the authorized capital, assets, financial condition, business or operations of the Company or Sincerity Australia from that reflected in the financial statements contained within the SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company or Sincerity Australia, (iii) neither the Company or any subsidiary nor Sincerity Australia has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company or of Sincerity Australia, as applicable, pursuant to GAAP or to be disclosed in the SEC Reports or Super 8-K, (iv) neither the Company or any subsidiary nor Sincerity Australia has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (v) neither the Company or any subsidiary nor Sincerity Australia has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

w. Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

x. Sarbanes-Oxley.  Except as disclosed in the SEC Reports, the Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

y. Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would have a Material Adverse Effect.

z. Foreign Corrupt Practices.  Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

aa. Brokers’ Fees.  Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

bb. Disclosure Materials.  The SEC Reports and the Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

cc. Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

dd. Reliance.  The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement.

ee. Use of Proceeds.  The Company presently intends to use the net proceeds from the Offering primarily for general working capital.

ff. Anti-Dilution.  Each Purchaser (but not any transferees of their Notes or Warrants other than Permitted Assignees (as such term is defined in the Registration Rights Agreement)) will have anti-dilution protection with respect to such Notes and Warrants as set forth in the Notes and Warrants, respectively.

gg. CKR Investors. One or more Purchasers introduced by CKR Law LLP (“CKR”), the pre-Acquisition principal stockholder of and corporate and securities counsel to the Company shall have the right to invest up to $250,000 in the Offering. Such Purchasers must be approved by Sincerity Australia in advance, which approval shall not be unreasonably withheld.

5. Representations, Warranties and Agreements of the Purchaser.  The Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, the Company the following:

a. The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Units, Notes and Warrants (and, as applicable, the underlying Conversion Shares and Warrant Shares) and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of its entire investment.

b. The Purchaser is acquiring the Units, Notes and Warrants (and, as applicable, the underlying Conversion Shares and Warrant Shares) for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Units have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units, Notes, Warrants, Conversion Shares or Warrant Shares. The Purchaser understands and acknowledges that the Offering of the Units will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Units to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

c. The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, Notes and Warrants, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

d. The Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Units to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

e. The Purchaser understands that no public market exists for the Units, Notes or Warrants and that a limited public market presently exists for the Common Stock and that there can be no assurance that an active public market for the Common Stock will exist in the future. The Common Stock is presently approved for quotation on OTC Markets. The Company makes no representation, warranty or covenant with respect to the continued quotation of the Common Stock on the OTC Markets quotation or listing on any other market or exchange.

f. The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Purchaser understands and represents that it is purchasing the Units notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company and/or Sincerity Australia for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Units and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Units of any such information. Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

g. The Purchaser acknowledges that the Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and its representatives.

h. As of the Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement, the Security Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement, the Registration Rights Agreement, and the Security Agreement assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

i. Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Units and underlying securities. The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully read the risk factors and other information (including the financial statements of Sincerity Australia) included in the Super 8-K. The Purchaser has carefully considered such risk factors before deciding to invest in the Units.

j. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford a complete loss of such investment.

k. The Purchaser is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

l. The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Notes or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

m. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

n. The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and Security Agreement and to perform all obligations thereby imposed upon it.

o. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Conversion Shares and Warrant Shares and other activities with respect to the Conversion Shares by the Purchaser.

p. All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or a Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Purchaser will promptly furnish revised or corrected information to the Company.

q. (For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

6. Transfer Restrictions.  The Purchaser acknowledges and agrees as follows:

a. The Units, Notes and Warrants, including the Conversion Shares and Warrant Shares, have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Conversion Shares and Warrant Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Conversion Shares or Warrant Shares.

b. The Purchaser understands that there are substantial restrictions on the transferability of the Units, Notes and Warrants and that the certificates representing the Conversion Shares and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Conversion Shares and Warrant Shares issued to such Purchaser may bear a customary “Affiliates” legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of Conversion Shares or Investor Warrant Shares, as applicable, upon which it is stamped, if (a) such Conversion Shares or Investor Warrant Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Conversion Shares or Investor Warrant Shares, as applicable, is being made pursuant to an exemption from such registration and that the Conversion Shares or Investor Warrant Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.  Each Purchaser understands that the Company is and immediately prior to the closing of the Acquisition will be a “shell company” as defined in Rule 12b-2 under the Exchange Act and upon filing with the SEC of the Super 8-K reporting the consummation of the Acquisition and related transactions and the transactions contemplated by this Agreement, and otherwise containing “Form 10 information” as discussed below, the Company will reflect therein that it is no longer a shell company. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Conversion Shares and Warrant Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

7. Covenants.

a. Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

b. Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Units as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Units, or obtain an exemption for the Units for sale to the Subscribers at the Initial Closing and each subsequent Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable.

c. Reporting Status.  Until the date on which the Subscriber shall have sold all of Subscriber’s Conversion Shares and Warrant Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds.  The Company shall use the net proceeds from the sale of the Units (after deducting fees and expenses (including legal fees and expenses and fees payable to the Escrow Agent)) for working capital and general corporate purposes.

e. Listings or Quotation.  The Company shall use its commercially reasonable efforts to maintain the listing or quotation of its Common Stock upon the OTCQB tier of the OTC marketplace.

f. Survival.  The representations and warranties of the Company and the Subscriber contained in Sections 4 and 5 shall survive the Closing for a period of twenty-four (24) months. The covenants contained in Sections 7 and 18 shall survive for the maximum period permitted by law. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8. Conditions to Company’s Obligations at Closing.  The Company’s obligation to complete the sale and issuance of the Units and deliver the Units and underlying securities to each Purchaser, individually, at the Initial Closing and each subsequent Closing shall be subject to the following conditions to the extent not waived by the Company:

a. Receipt of Payment.  The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by such Purchaser at the applicable Closing.

b. Representations and Warranties.  The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

c. Receipt of Executed Documents.  Such Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Questionnaire and the Selling Stockholder Questionnaire.

d. Effectiveness of the Acquisition.  The Acquisition shall have been effected (or is simultaneously effected, in the case of the Initial Closing).

e. Minimum Offering.  The Initial Closing shall be at least for the amount of Units in the Minimum Offering at the Purchase Price.

f. Lock-Up and No Short Selling Agreement.  At the Initial Closing of the Offering, (a) all officers and directors of the Company, (b) post-Acquisition key employees agreed to by the Company and Sincerity Australia, if any, (c) all post-Acquisition shareholders of the Company holding Common Stock representing 5% or more of the Company’s outstanding Common Stock (each a “Restricted Holder” and, collectively, the “Restricted Holders”) shall have entered into agreements with the Company for a term of twenty-four months (the “Restricted Period”), whereby they will agree to certain restrictions on the sale or disposition (including pledge) of all of the Company’s Common Stock held by (or issuable to) them, excluding any shares purchased by them in the Offering. The lock-ups will contain customary transfer exceptions.

In addition, each Restricted Holder shall agree that they will not, for a period of 12 months following the Initial Closing Date, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

9. Conditions to Purchasers’ Obligations at Closing.  Each Purchaser’s obligation to accept delivery of the Units and underlying securities and to pay for the Units shall be subject to the following conditions to the extent not waived by the Placement Agent on behalf of the Purchasers:

a. Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Initial Closing Date.

b. Receipt of Executed Transaction Documents.  The Company shall have executed the Registration Rights Agreement and the Escrow Agreement.

c. Effectiveness of the Acquisition.  The Acquisition shall have been effected (or is simultaneously effected, in the case of the Closing).

d. Minimum Offering.  The Initial Closing shall be at least for the amount of Units in the Minimum Offering at the Purchase Price.

e. Certificate.  The Chief Executive Officer of the Company shall execute and deliver to CKR a certificate addressed to the Purchasers to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 9.

f. Good Standing.  The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

g. Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

h. Lock-Up and No Short Selling Agreements.  The agreement required by Section 8f shall have been executed by the persons referred to therein and delivered to the Company.

i. Delivery of Draft of Super 8-K.  A substantially complete draft of the Super 8-K, including audited and interim unaudited financial statements of Sincerity Australia and pro forma financial statements reflecting the Acquisition, all compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of SEC Form 8-K, shall have been delivered to the Purchasers.

10. Indemnification.

a. The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other Disclosure Materials; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

b. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

11. Revocability; Binding Effect.  The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company at least one Business Day prior to the Closing on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

12. Modification.  This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority in principal amount of the Notes. Any amendment, modification or waiver effected in accordance with this Section 12 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all Notes and Conversion Shares, and the Company.

13. Immaterial Modifications to the Registration Rights Agreement and Security Agreement.  The Company may, at any time prior to the Closing, amend the Registration Rights Agreement and/or Security Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser.

14. Beneficiaries of the Agreement.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 9 and this Section.

15. Notices.  Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)
if to the Company, at

Sincerity Applied Materials Holdings Corp.
P.O. Box 374
100 Toorak Road
South Yarra V1C 3141
Attention:  Mr. Zhang Yiwen, CEO
Email:  james@sincerityplastics.com

with copies (which shall not constitute notice) to:

CKR Law LLP
1330 Avenue of the Americas
New York, NY 10019
Attention:  Scott Rapfogel
Facsimile:  1-212-259-8200
E-mail:  srapfogel@ckrlaw.com

or

(b)           if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

16. Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Units and underlying securities shall be made only in accordance with all applicable laws.

17. Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

18. Arbitration.  The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a. Arbitration shall be final and binding on the parties.

b. The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c. Pre-arbitration discovery is generally more limited and different from court proceedings.

d. The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e. The panel of arbitrators will typically include a minority of arbitrators who were or are Affiliated with the securities industry.

f. All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation within sixty (60) days from the receipt of the written notice of a matter from the notifying party, the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

19. Form D; Blue Sky Qualification.  The Company agrees to timely file a Form D with respect to the Units and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

20. Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

21. Securities Law Disclosure; Publicity.   The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

22. Non-Public Information.  Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the Super 8-K and filed with the SEC within four (4) Business Days of the Closing, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.

23. Miscellaneous.

a. This Agreement, together with the Registration Rights Agreement, the Security Agreement and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b. If the Conversion Shares and/or Warrant Shares are certificated and any certificate or instrument evidencing any Conversion Shares, Warrant Shares, Warrants or Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Conversion Shares, Warrant Shares, Warrants or Notes. If a replacement certificate or instrument evidencing any Conversion Shares, Warrant Shares, Warrants or Notes is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

c. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d. This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

e. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g. The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to Closing with respect to its subscription hereunder.

h. The representations and warranties of the Company and the Purchaser made in this Agreement shall survive the execution and delivery hereof and the delivery of the Units and underlying securities.

24. Omnibus Signature Page.  This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement and Security Agreement. Accordingly, pursuant to the terms and conditions of this Agreement, the Registration Rights Agreement and the Security Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement and Security Agreement, with the same effect as if each of such separate but related agreement were separately signed.

25. Public Disclosure.  Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

26. Potential Conflicts. Legal counsel to the Company or Sincerity Australia and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

27. Independent Nature of Each Purchaser’s Obligations and Rights.  For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the ____ day of _________, 2017.

Sincerity Applied Materials Holdings Corp. By; Name: Title:

How to subscribe for Units in the private offering of Sincerity Applied Materials Holdings Corp.

1.
Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.
Initial the Accredited Investor Certification in the appropriate place or places.

3.
Complete and sign the Investor Profile.

4.
Complete and sign the Anti-Money Laundering Information Form.

5.
Unless directed otherwise by the instructions set forth in the NSC Omnibus Subscription Package for Retail Investors, fax or email all forms and then send all signed original documents to:

CKR LAW LLP
1330 Avenue of the Americas
New York, NY 10019
Facsimile Number:  212.259.8200
Telephone Number:  212.259.7300
Attn:  Kathleen L. Rush
E-mail Address:  krush@ckrlaw.com

6.
If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the amount of Units you are purchasing should be made payable to the order of “CKR Law LLP, as Escrow Agent for Sincerity Applied Materials Holdings Corp.” and should be sent directly to CKR Law LLP, 1330 Avenue of the Americas, 14th Floor, New York, NY 10019 Attn: Andrea Nathanson.

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

7.
If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	Citibank, N.A. 666 Fifth Avenue New York, NY 10103
ABA Routing #:	021000089
SWIFT CODE:	CITIUS33
Account Name:	CKR Law LLP Attorney Trust Account
Account #:	4987285785
Reference:	[Please Insert Name]-SAMHC

Thank you for your interest.

Sincerity Applied Materials Holdings Corp.
OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT, REGISTRATION RIGHTS AGREEMENT,
SECURITY AGREEMENT AND ESCROW AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2017 (the “Subscription Agreement”), between the undersigned, Sincerity Applied Materials Holdings Corp., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, (iii) enter into the Security Agreement (the “Security Agreement”) among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, (iv) enter into the Escrow Agreement (the “Escrow Agreement”) among the undersigned, the Company, CKR Law LLP and the other parties thereto, in or substantially in the form furnished to the undersigned and (v) purchase the Notes and Warrants of the Company as set forth in the Subscription Agreement and below, hereby agrees to purchase such Notes and Warrants from the Company and further agrees to join the Subscription Agreement, the Registration Rights Agreement, the Security Agreement and the Escrow Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes this Agreement and the Registration Rights Agreement the Security Agreement and the Escrow Agreement.

Dated:
, 2017

	X	$10,000	=
Number of Units Purchased		Purchase Price per Unit		Total Purchase Price

SUBSCRIBER (individual)		SUBSCRIBER (entity)

Signature		Name of Entity
By:
Print Name		Signature
Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:
Address of Principal Residence:		Address of Executive Offices:

Social Security Number(s):		IRS Tax Identification Number:

Telephone Number:		Telephone Number:

Facsimile Number:		Facsimile Number:

E-mail Address:		E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Purchaser.

Sincerity Applied Materials Holdings Corp.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial _______
I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______
I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______
I am a director or executive officer of
.

For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5,000,000 and was not formed for the purpose of investing the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______
The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______
The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______
The investor certifies that it is a U.S. bank as defined in Section 3(a)(2) of the Securities Act, or any U.S. savings and loan association or other similar U.S. institution as defined in Section 3(a)(5) of the Securities Act acting in its individual or fiduciary capacity.

Initial _______
The undersigned certifies that it is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in Section 501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______
The investor certifies that it is an insurance company as defined in Section 2(13) of the Securities Act of 1933, or a registered investment company.

Initial _______
The investor certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______
The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _______
The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Sincerity Applied Materials Holdings Corp.

Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s): ____________________

Individual executing Profile or Trustee: ____________________

Social Security Numbers / Federal I.D. Number: ____________________

Date of Birth: ____________ Marital Status: ____________

Joint Party Date of Birth: ____________ Investment Experience (Years): ____________

Annual Income: ____________ Liquid Net Worth: ____________

Net Worth*: ____________

Tax Bracket: ____ 15% or below ____ 25% - 27.5% ____ Over 27.5%

Home Street Address: ____________________

Home City, State & Zip Code: ____________________

Home Phone: ____________ Home Fax: ____________ Home Email: ____________

Employer: ____________________

Employer Street Address: ____________________

Employer City, State & Zip Code: ____________________

Bus. Phone: ____________ Bus. Fax: ____________ Bus. Email: ____________

Type of Business: ____________________

Outside Broker/Dealer: ____________________

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address: ____________________

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to **CKR Law LLP, as Escrow Agent for Sincerity, ACCT#** ________

____ Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from ________ within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm: ____

____________________ ____________________

Investor Signature **Date**

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME: ____________________

LEGAL ADDRESS: ____________________

____

SSN# or TAX ID# OF INVESTOR: ____________________

YEARLY INCOME: ____________________

NET WORTH: ____________________ *

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS): ____________________

ADDRESS OF BUSINESS OR OF EMPLOYER: ____________________

____

FOR INVESTORS WHO ARE INDIVIDUALS: AGE: ____________________

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION: ____________________

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS: ____________________

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1. Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. **The address shown on the identification document MUST match the Investor's address shown on the Investor Signature Page.**

   Current Driver's License or Valid Passport or Identity Card

   (Circle one or more)

2. If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3. Please advise where the funds were derived from to make the proposed investment:

   Investments Savings Proceeds of Sale Other ____________

   (Circle one or more)

Signature: ____________________

Print Name: ____________________

Title (if applicable): ____________________

Date: ____________________

EXHIBIT A

Form of 12% Senior Secured Convertible Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Security Agreement

EXHIBIT D

Form of Registration Rights Agreement

EXHIBIT E

Form of Escrow Agreement